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                                                                   EXHIBIT 10.22

                              SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT

     This Second Amendment to Employment Agreement is made as of the 6th day of December, 2000, by and between APCOA/Standard Parking, Inc., a Delaware corporation (the "Company") and Michael K. Wolf (the "Executive").

                                    RECITALS

     A. The Executive and Standard Parking, L.P., a Delaware limited partnership ("SPLP"), have previously executed a certain Employment Agreement dated as of March 26, 1998 (the "Original Employment Agreement"). The Company is the successor-in-interest to all of SPLP's rights, and has assumed all of SPLP's obligations, under the Original Employment Agreement. The Original Employment Agreement was modified by that certain Amendment To Employment Agreement dated as of June 19, 2000 by and between the Company and Executive (the "First Amendment"). The Original Employment Agreement, as modified by the First Amendment, is hereafter referred to as the "Employment Agreement").

     B. The Company and Executive have agreed to certain additional terms relating to Executive's employment as more fully set forth herein.

     NOW, THEREFORE, in consideration of the Recitals, the mutual promises and undertakings herein set forth, and the sum of Ten Dollars in hand paid, the receipt and sufficiency of which consideration are hereby acknowledged, the parties hereby agree that the Employment Agreement shall be deemed modified and amended, effective immediately, as follows:

     1. The parties acknowledge and confirm that no "Change in Control," as defined in Section 5(f) of the Employment Agreement, has occurred as of the date hereof.

     2. Sections 7 and 8 shall be deemed renumbered as Sections 8 and 9, respectively, and any and all references to Sections 7 and 8 shall be deemed to be references to Sections 8 and 9, respectively.

     3. A new Section 7 shall be added, reading in its entirety as follows:

          "7. Additional Executive Rights. The Company and Executive further agree as follows:

          (a) Upon written notice to the Company given at any time hereafter, Executive shall have the right (but not the obligation) to require the Company to transfer to Executive ownership of any one or more of those certain insurance policies identified on Exhibit A attached hereto (collectively, the "Policies"). Promptly upon receipt of such notice, the Company shall obtain, execute deliver as such assignment documentation as the issuer(s) of the Policies
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     may require in order to immediately effectuate the unconditional transfer to Executive of the legal ownership of all of the Policies.

          (b) Executive shall be responsible for any and all federal and state income taxes that may become payable by reason of the transfer to Executive of the ownership of the Policies, without contribution of any kind from the Company.

          (c) At such time, if any, as legal ownership of all of the Policies has been effectively transferred to Executive (the "Effective Date"), then that certain Deferred Compensation Agreement dated as of April 15, 1996 by and between SPLP and Executive, as modified by that certain First Amendment to Deferred Compensation Agreement dated as of March 23, 1998, shall terminate, and the Company shall have no further obligation or liability of any kind or nature to Executive pursuant to the terms thereof.

          (d) For so long after the Effective Date as Executive remains employed by the Company, the Company shall pay any and all annual premiums that become due in order to maintain all of the Policies in full force and effect in accordance with their terms (collectively, the "Annual Premiums"); provided, however, that in no event shall the Company be obligated to pay any Annual Premiums becoming due on or after June 20, 2014.

          (e) Upon termination of Executive's employment with the Company:

               (i) if the Company terminated Executive's employment (which for this purpose shall be deemed to include, without limitation, the expiration of the Employment Period by reason of the Company's giving of a Notice of Nonrenewal) for any reason other than for Cause, or if Executive terminated his employment with the Company for Good Reason, then the Company shall continue to pay any and all Annual Premiums thereafter becoming due prior to the first to occur of (x) June 20, 2014, or (y) the date of Executive's death;

               (ii) if the Company terminated Executive's employment for Cause, or if Executive voluntarily terminated his employment with the Company other than for Good Reason, then the Company's obligation to pay the Annual Premiums shall cease upon the effective date of Executive's termination of employment.

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     4. Exhibit A hereto shall be deemed attached as Exhibit A to the Employment
Agreement.

     5. Except as expressly modified above, all of the remaining terms and provisions of the Employment Agreement are hereby ratified and confirmed in all respects, and shall remain in full force and effect in accordance with their terms.

     IN WITNESS WHEREOF, the Company and Executive have executed this Second Amendment to Employment Agreement as of the day and year first above written.

COMPANY:                                EXECUTIVE:

APCOA/STANDARD PARKING, INC.,           /s/ Michael K. Wolf
a Delaware corporation                  -------------------------
                                        Michael K. Wolf
By: /s/ Myron C. Warshauer
   -------------------------
   Myron C. Warshauer



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                                   EXHIBIT A

                         Company             Policy Number
                         Guardian Life       338445
                         Guardian Life       4024973
                         UNUM                LAD 284402




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